EXHIBIT 10.59

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

It is hereby certified that:

1.
The name of the corporation (hereinafter called the “Corporation”) is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

2.
The Certificate of Amendment to the Certificate of Incorporation of the Corporation, recorded by the State of Delaware, Secretary of Corporations on September 17, 1997, as thereafter amended, is hereby amended by striking out the first paragraph of Article “FOURTH” thereof and by substituting in lieu of said first paragraph, the following new first paragraph of "FOURTH" Article:

“FOURTH: The total number of shares of Capital Stock which the Corporation shall have authority to issue is 100,000,000 shares, of which 90,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share.”

3.
This Amendment to the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.
The effective time of this Amendment to the Certificate of Incorporation shall be the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Incorporation of Fusion Telecommunications International, Inc., as of October 28, 2016.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Philip Turits__________________________
Name: Philip Turits, as Secretary